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                                                                    Exhibit 12.1

                                MERISANT COMPANY
                                 COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

                                                             PERIOD FROM                 YEAR ENDED
                                                             MARCH 17 TO                DECEMBER 31,
                                                             DECEMBER 31, ----------------------------------------
                                                                2000          2001          2002          2003
                                                             ------------  -----------   -----------   -----------
     Fixed charges:
         Interest expense ................................   $     38,034  $    43,694   $    34,767   $    37,338
         Estimated of interest within rental expense .....            300          300           300           300
                                                             ------------  -----------   -----------   -----------
     Total fixed charges .................................   $     38,334  $    43,994   $    35,067   $    37,638
                                                             ------------  -----------   -----------   -----------

     Earnings:
         Income (loss) before taxes ......................   $      2,912  $    13,660   $    32,797   $     3,260
         Fixed charges ...................................         38,334       43,994        35,067        37,638
         Equity in income of affiliate ...................             --          399           141          (105)
                                                             ------------  -----------   -----------   -----------
     Total earnings ......................................   $     41,246  $    58,053   $    68,005   $    40,793
                                                             ------------  -----------   -----------   -----------

     Ratio of earnings to fixed charges ..................          1.076        1.320         1.939         1.084
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